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PRICING SUPPLEMENT NO. 30                                    Rule 424(b)(3)
DATED:  October 12, 1995                                  File No. 33-60065
(To Prospectus dated July 28, 1995
and Prospectus Supplement dated July 28, 1995)


                               $2,399,571,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $50,000,000                  [_]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 10/17/95                     [x]                 [_]

 Maturity Date: 10/17/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                     Optional           Optional
                   Redemption        Repayment          Repayment
Redeemable On      Price(s)          Date(s)            Price(s)
-------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.15%

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):

 [_]  Treasury Rate                    Interest Reset Period:

 [_]  LIBOR                            Interest Payment Date(s):

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:                Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):


-------------------------
The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.



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